EXHIBIT 10.88

                             MANUFACTURING AGREEMENT

       THIS MANUFACTURING AGREEMENT ("Agreement") made as of this 21st day of May, 2002 between JEAN PHILIPPE FRAGRANCES, LLC, a New York limited liability company, with principal offices at 551 Fifth Avenue, New York, NY 10176 ("Company"), and FRAGRANCE IMPRESSIONS CORPORATION, a Delaware corporation, with principal offices at One Eurostar Drive, Pleasanton, TX 78064 ("Manufacturer").

       WHEREAS, Tristar Corporation, Debtor-In-Possession in the Chapter 11 proceeding, Case no. 01-53706, U.S. Bankruptcy Court, Western District of Texas, San Antonio Division, as Seller and Company as the Purchaser thereunder, have entered into an agreement to purchase certain assets of Seller dated 18 April 2002 (the "Asset Purchase Agreement");

       WHEREAS,   Seller,   Company  and   Manufacturer   are  entering  into  a
Non-Competition and Non-Solicitation Agreement, dated the date hereof (the "Non-Competition Agreement");

       WHEREAS, Company owns, develops and markets a broad range of fragrances, cosmetic and health and beauty products;

       WHEREAS, Manufacturer, a start-up entity, is the successor in interest to a manufacturer of fragrances and cosmetics; and

       WHEREAS, Company desires Manufacturer to manufacture in accordance with Company's specifications certain fragrances and cosmetics in finished, packaged and salable form, as well as to manufacture plastic caps and collars, cosmetic pencils and color or screen bottles as ordered by Company.

       NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

       1.     MANUFACTURE OF PRODUCTS.

       (a) Subject to the terms and conditions contained in this Agreement, Company will utilize Manufacturer as its exclusive manufacturer for the lines of products (the "Products"), the brands, of which are attached hereto as SCHEDULE 1A. and the formulae and specifications to be provided in Product Purchase Orders (as hereinafter defined) to be submitted by Company (the "Specifications").

       (b) Manufacturer shall provide the manufacturing and filling services set forth in SCHEDULE 1B (collectively the "Filling Services"), including but not limited to, labor, chemicals (excluding fragrance oil), compounding, filling and packaging, and shall deliver the Products to Company on a turn-key basis in finished, packaged and salable form. In addition, Manufacturer shall provide, and Company shall purchase from Manufacturer, as ordered by Company

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              (i)    caps and collars as a manufactured component, i.e., cost of all components of caps and collars, including but not limited to, resin, as well as labor and all other costs in connection with delivery of such manufactured component shall be borne by Manufacturer,

              (ii) Apple Pencils as a on a turn-key basis in finished, packaged and salable form, with cost of all components as well as labor and all other costs in connection with delivery of Apple Pencils shall be borne by Manufacturer.

       (c) Manufacturer agrees to supply 100% of the total requirements of Company in connection with the Filling Services for Products. In the event Manufacturer cannot supply 100% of the total requirements of Company, then in such event, Company shall have the right to procure Filling Services for Products from a third party, and the quantities so procured shall be credited against the minimum purchase quantities has hereinafter set forth.

       (d) Company will supply Manufacture with all components for the Products at its expense, including fragrance oil, but excluding butane, alcohol, colorant, resin and pencil components which shall be supplied by Manufacturer in sufficient quantities to meet the requirements of Company.

       (e) All Products will be stored in the Manufacture's warehouse as set forth in PARAGRAPH 12 hereof. During the first year of the Term, Company shall have the right to terminate Distribution Services upon three (3) months notice to Manufacturer. After the first year of the Term Company shall have the right to terminate Distribution Services upon six (6) months notice to Manufacturer. If Distribution Services are terminated, then all merchandise produced by Manufacturer will be shipped Freight Collect, F.O.B. destinations selected by Company.


       2.     MANUFACTURING PRICES AND PAYMENT; SUBORDINATION.

       (a)    Manufacturer   shall  provide  the  Filling  Services  and  supply
finished Products to Company at the costs as set forth on the annexed SCHEDULE 2A, subject to the provisions of Paragraph 2(b) hereof.

       (b) Notwithstanding the provisions of PARAGRAPH 2(A) hereof, it is the intent of the parties that the costs to be paid by Company for Filling Services shall be reduced to the costs charged by third party fillers in the market place as set forth on the annexed Schedule 2A (the "Market Filling Price") by no later than the end of the second year of the Term. In accordance with such intent, the costs for Filling Services shall be reviewed every six (6) months during the first two (2) years of the Term, and shall be accordingly reduced. Nothing in this PARAGRAPH 2(B) shall be construed as permitting any increase in the cost paid or to be paid for Filling Services. If the costs for Filling Services have not been reduced to Market Filling Price by the end of the second year of the Term, then Company shall have the right to have the Products filled by third parties and all minimum purchase quantities as hereinafter set forth in this Agreement shall lapse and be of no force or effect.

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              (i)    If the cost for Filling Services shall have been reduced to
Market Filling Price by the end of the second year of the Term or earlier, then Company agrees that it will place purchase orders for Filling Services for the following twelve months of a minimum of 5.0 million pieces of either natural spray or aerosol product for brands not included in the Purchase Agreement, and
7.5 million for the following twelve months. The products produced pursuant to these purchase orders will be shipped to the Company's distribution center FOB destination.

              (ii) Notwithstanding the provisions of PARAGRAPH 2(B) hereof, Company agrees that, for the longer of the first two (2) years of the Term of this Agreement or so long as Promissory Note issued in connection with the closing of the Asset Purchase Agreement remains outstanding, Company shall give purchase orders for Filling Services of not less than 16 million bottles or cans per annum.

       (c) In consideration of the Filling Services, Company shall remit payment to Manufacturer within thirty (30) days of the receipt by Company of such invoice evidencing that such manufacturing has taken place. Manufacturer covenants and agrees with Company that it shall not pre-invoice for any Filling Services not actually performed.

       (d) This Agreement and Manufacturer's rights hereunder, including but not limited to, any and all warehouseman's liens, are subject and subordinate to
(i) any and all present and future institutional financing (collectively, the "Superior Agreement"), (ii) each advance made under a Superior Agreement, and
(iii)  any  and  all   renewals,   modifications,   spreaders,   consolidations,
replacements, substitutions and extensions of each Superior Agreement. The provisions of this paragraph shall be self-operative and no further instrument of subordination shall be required. Manufacturer shall promptly execute and deliver, at its expense, any instrument, in recordable form if requested, that Company may reasonably request to evidence and confirm such subordination. In the event that Manufacturer within seven (7) days after Company's request therefor, has not executed or delivered such instrument, then Manufacturer hereby grants to Company an irrevocable power of attorney to effect same in the name and stead of Manufacturer. Company need not take any other action, nor have any other documents executed, to effect such power of attorney. Manufacturer expressly acknowledges and agrees that such power of attorney is irrevocable and shall be deemed to be coupled with an interest.

       3.     PRODUCTION SCHEDULING.

       (a) Company shall provide Manufacturer with its estimated 6-month rolling forecasts of Company's requirements for supply of the Products, divided into quarterly quantities and updated quarterly. Except for the first forecast which shall be delivered upon the execution and delivery of this Agreement, and which shall be through December 31, 2002, each such forecast will be for a 6-month period beginning on the first of a calendar year quarter and shall be due 30 days before commencement of the 6-month period to which it applies. The forecasts delivered hereunder are not firm commitments by Company to order or purchase the Products, but are provided only as a guide to assist Manufacturer in scheduling production.

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       (b)    Company will issue to Manufacturer  production  orders which shall serve as a firm order for the Products (each, a "Product Production Order"). Such Product Production Orders shall be issued at least 60 calendar days prior to the anticipated delivery date for Products covered by such order or such other lead time and batch sizes as are customary for Products. Company will use its reasonable efforts to give Manufacturer longer lead times whenever possible and Manufacturer will use all reasonable commercial efforts to fulfill any short lead time orders. Manufacturer agrees that it shall adhere a maximum loss factor of 1.5% in the aggregate and on an annual basis, and shall provide appropriate credits to Company for exceeding such limits.

       4.     COVENANTS OF MANUFACTURER.

       (a) Manufacturer shall only manufacture the specific number of Products as requested by Company and at no time shall manufacture excess goods or overruns in excess of five (5%) of the order. Manufacturer shall not sell any Products to any third parties.

       (b) Manufacturer shall manufacture the Products and packaging in conformity with the Specifications which will be set forth on the Product Purchase Orders.

       (c) Manufacturer shall ensure that all Products shall be manufactured in compliance with and all applicable U.S. federal, state and local laws which pertain to the manufacture of fragrances and cosmetics.

       5. INSPECTION, SAMPLING, LINE CAPACITY, RAW MATERIALS. Manufacturer shall inspect and sample all raw materials and packaging purchased for the Products for conformance with the Specifications and shall withhold from use in the manufacture of the Products any raw materials or packaging determined by Company not to be in conformity with such the Specifications. Manufacturer will maintain available line capacity to support the production requirements of the Products contemplated by the forecasts to be delivered by Company to Manufacturer hereunder.

       6. RECORDS. Manufacturer shall keep complete, true and accurate records and accounts in accordance with generally accepted accounting principles applied on a consistent basis from year to year with respect to information used to determine the manufacturing costs (including, without limitation, raw materials and packaging) and other information relevant to the manufacture, packaging or shipping of the Products, quality assurance measures, and all other procedures utilized in the production process under this Agreement and including an inventory of all finished goods produced and shipped or held by Manufacturer as determined by Company. Company or its representatives shall have the right to audit any and all of such records and accounts of Manufacturer.

       7. SAMPLING AND TESTING. Without limiting its warranties herein, Manufacturer shall perform at its sole cost and expense, the sampling and testing procedures, including microbiological, analytical and environmental testing, for the Products in accordance with the Specifications and the quality control procedures for the Products prior to releasing the Products

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for delivery to Buyer.

       8. DEFECTS, DISCREPANCIES. Manufacturer shall remedy any defects or discrepancies caused by Manufacturer by replacement, at no additional cost to Company, of any Products rejected by Company in accordance for failure to conform to the requirements of this Agreement. Manufacturer's obligation under the prior sentence shall include reimbursing Company for all reasonable transportation, retrieval, storage and destruction costs associated with the defective Products. The remedies of this paragraph are in addition to those contemplated elsewhere in this Agreement.

       9. RECALLS. Company shall determine in its sole discretion, and in accordance with its direction, from time to time, to conduct a voluntary recall, market withdrawal or field correction (a voluntary or mandatory recall, and any such market withdrawal or field correction, a "Recall") of any Products manufactured by Manufacturer. To the extent any such Recall is the result of deficiencies of any Products arising from Manufacturer's breach hereunder, Manufacturer shall either replace the recalled Products with an equivalent quantity of such Products or credit Company for the costs paid by Company hereunder in respect of such Products. The remedies of this paragraph are in addition to those contemplated elsewhere in this Agreement.

       10. ACCESS. Upon reasonable notice, and during Manufacturer's normal operations, Manufacturer shall permit Company or its designees access to Manufacturer's facilities utilized in the receiving, handling, packaging and storage of packaging, raw materials and the Products for the purpose of ascertaining Manufacturer's compliance with the Specifications and quality assurance requirements and otherwise with the terms hereunder in respect of the Filling Services. Notwithstanding the foregoing, Company's access to and inspections of the Manufacturer's facilities and operations permitted hereunder shall not affect Manufacturer's obligations to comply with all requirements of this Agreement. Manufacturer shall promptly notify Company of any discrepancies noted during any inspection of Manufacturer's production facilities by the United States Food and Drug Administration, the United States Public Health Service, any state or any other legally authorized federal, state or local regulatory agency and shall also provide Company a list of any discrepancies noted by any authorities relating to the manufacture, packaging and storage by Manufacturer of the Products, the raw materials and the packaging materials. Manufacturer shall allow Company or its designees reasonable access to all records insofar as they relate to the Products.

       11. PRODUCT WARRANTIES. Manufacturer acknowledges that Company has heretofore not been engaged in the manufacturing, marketing, distribution or sale of butane aerosol fragrances, and that Company is relying upon the expertise of Manufacturer in the manufacturing, production, packaging and supply thereof, including but not limited to, compliance with all applicable law in connection thereof. Manufacturer warrants that the Product it sells to Company under this Agreement shall at the time of shipment or delivery to Company:

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       (a)    be  manufactured  and  packaged  in  compliance  with  any and all applicable requirements of the Federal Food, Drug and Cosmetic Act (the "FFDCA") and the rules and regulations promulgated thereunder; and

       (b) not be adulterated or misbranded within the meaning of the FFDCA or any state or local laws, the adulteration or misbranding provisions of which are essentially similar to those in the FFDCA.

       12.    WAREHOUSING AND SHIPPING OF PRODUCTS.

       (a) At the option of Company, Manufacture shall store Products for Company at its warehouse located at One Eurostar Drive, Pleasanton, Texas, in a segregated location clearly marked as property of Company, and perform the following services: picking, packing and shipping of Inventory, as required by Company in accordance with it written orders (collectively the "Distribution Services").

       (b) Throughout the term of this Agreement, Manufacture covenants and agrees with Company to exercise reasonable care in connection with the storage of Products, and shall maintain adequate insurance against fire, loss, damage and theft of Products.

       (c) In consideration of the Distribution Services, Company shall pay to Manufacturer 1.75% of the invoice amount for Products shipped by Manufacturer, net of taxes and freight, within thirty (30) days of the receipt by Company of such invoice.

       13.    TRADEMARKS AND BRANDS.

       (a) Manufacturer shall not at any time use, promote, advertise, display or otherwise commercialize the trademarks for the Brands (the "Trademarks") or any material utilizing or reproducing the Trademarks in any manner. Manufacturer acknowledges that Company is the owner of all right, title and interest in and to the trademarks and the Brands.

       (b) To the extent any rights in and to the Trademarks are deemed to accrue to Manufacturer, Manufacturer hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to Company.

       (c) Manufacturer shall (i) never challenge the validity of Company's ownership in and to the Trademarks or any application for registration thereof, or any trademark registration thereof and (ii) never contest the fact that Manufacturer's rights under this Agreement are solely those of a manufacturer and terminate upon expiration of this Agreement. Manufacturer shall, at any time, whether during or after the term of the Agreement, execute any documents reasonably requested by Company to confirm Company's ownership rights. All rights in the Trademarks other than those specifically, granted herein are reserved by Company for its own use and benefit.

       (d) Without limiting the generality of any other provision of this Agreement, Manufacturer shall not (i) use the Trademarks, in whole or in part, as a corporate or trade name or

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(ii) join any name or names with the  Trademarks so as to form a new  trademark.
Manufacturer agrees not to register, or attempt to register, the Trademarks in its own name or any other name, anywhere in the world.

       (e) In the event that Manufacturer learns of any infringement or imitation of the Trademarks or of any use by any person or entity of a trademark similar to the Trademarks, it shall promptly notify Company and thereupon, Company shall take such action as it deems advisable for the protection of its rights in and to the Trademark and, if requested to do so by Company Manufacturer shall cooperate with Company in all respects.

       (f) All provisions of this PARAGRAPH 13 shall survive the expiration or termination of this Agreement.

       14.    INDEMNIFICATION.

       (a) Manufacturer hereby agrees to indemnify and hold harmless Company, and its affiliates, officers and directors from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject whether as a result of any third party claim or otherwise (including any action, suit or proceeding among Company, Manufacturer and any indemnified person, whether on account of this contract or otherwise), and to reimburse each such person so indemnified for any legal fees, costs and expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any claim or litigation, whether or not resulting in any liability insofar as such losses, claims, damages, liabilities, or litigation arises out of or are based upon any breach of warranty or representation or the failure by Manufacturer to fulfill any covenant, agreement or condition contained herein, or as a result of any third party products liability claims.

       (b) Company hereby agrees to indemnify and hold harmless Manufacturer and its Affiliates, officers and directors from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject arising as a result of any breach of warranty or representation or the failure by Company to fulfill any covenant, agreement or condition contained herein, and to reimburse each such person so indemnified for reasonable legal fees, costs and expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any such claim or litigation.

       (c) Promptly after receipt by an indemnified party under this PARAGRAPH 14 above of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, send notice of the commencement thereof to the indemnifying party; but the omission to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such

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indemnified  party  of its  election  so to  assume  the  defense  thereof,  the indemnifying party shall not be liable to such indemnified party under this PARAGRAPH 14 for any legal fees, costs, or expenses subsequently incurred after the date such notice is given by such indemnified party in connection with the
defense  thereof  for  other  than  reasonable   costs  of   investigation.   No
indemnifying party shall be liable for any settlement of any claim or action pursuant to this PARAGRAPH 14 effected without the prior written consent of such indemnifying party; provided, however, that if the indemnifying party does not consent to a settlement, the indemnified party may nevertheless settle, unless the indemnifying party secured the indemnified party against loss to the indemnified party's reasonable satisfaction.

       (d) Manufacture covenants and agrees with Company to maintain product liability insurance policy in the face amount of not less than U.S.$3,000,000.00 naming Company as an additional insured on such policy throughout the term of this Agreement. Company covenants and agrees with Manufacturer to maintain a vendor broad form product liability insurance policy in the face amount of not less than U.S.$3,000,000.00 naming Manufacturer as an additional insured on such policy throughout the term of this Agreement.

       (e) The provisions of this PARAGRAPH 14 shall survive the expiration of the Term or any other termination of this Agreement.

       15. CONFIDENTIALITY. In connection with the responsibilities of the parties hereunder, each of the parties may disclose (the "Disclosing Party") or make known to the other (the "Receiving Party"), and each of the parties may be given access to or become acquainted with, certain confidential information not disclosed to the general public, including trade secrets, relating to the business of the other party, its, customers, products, service or other proprietary items, formulas or ideas, which the Disclosing Party considers proprietary and desires to maintain confidential (collectively, "Confidential Information"). The parties hereby agree that during the Term and at all times thereafter, that it shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to or for the Disclosing Party's benefit as directed by the Disclosing Party, any of the Confidential Information which the Receiving Party may have acquired as an incident to it entering into this Agreement, the Receiving Party agreeing that such information affects the successful and effective conduct of the business and goodwill of the Disclosing Party, and that any breach of the terms of this
Section is a material breach of this Agreement. The parties shall take all reasonable measures to prevent its employees, agents and representatives from disclosing the Confidential Information. Confidential Information shall not include any documentation, data or information that is (a) already in the possession of the Receiving Party at the Effective Date of this Agreement, (b) independently learned by the Receiving Party, (c) rightfully received by the Receiving Party from a third party having the right to make such disclosure, or
(d) publicly known or that becomes publicly known through no wrongful act of the Receiving Party.

       16. TERM. The term of this Agreement shall be for a period of five (5) years (the "Term"), subject to, and commencing from, the closing of the Asset Purchase Agreement (the "Effective Date"), subject to earlier termination as set forth in this Agreement.

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       17.    TERMINATION.

       (a) Without prejudice to any other rights Company may have, including but not limited to an action to recover damages, Company may terminate this Agreement, without liability, at any time upon notice to Manufacturer:

              (i) if Manufacturer has failed to (A) fulfill any covenant or agreement on its part to be fulfilled, or (B) cure a breach of this Agreement within five (5) business days after the effective date of such notice from Company; or

              (ii) If Manufacturer fails to provide at least 90% of the requirements of Company as set forth on a Product Purchase Order on 3 occasions in any 12 consecutive month period through no fault of Company; or

              (iii) if Manufacturer sells or otherwise disposes of substantially all of its business or assets to a third party, or control of Manufacturer is transferred; or if any one affiliate or former affiliate of Tristar Corporation ("Tristar"), Debtor-In-Possession, in the Chapter 11 proceeding, Case no. 01-53706, U.S. Bankruptcy Court, Western District of Texas, San Antonio Division, either becomes the beneficial owners of more than nine (9%) percent of any class of outstanding equity securities of Manufacturer, or hold any position as a director or officer of Manufacturer, or otherwise able to direct the operations of Manufacturer; provided that, for the purposes of this PARAGRAPH 17, B.J. Harid, Sean Green or Bill Landien shall not be deemed to be affiliates, but the following persons shall be deemed to be affiliates or former affiliates of Tristar: Jay Sheth, Viren Sheth, or any entity in which Jay Sheth or Viren Sheth owns, directly or indirectly, more than a one percent equity interest, or any officer, director or employee of any such entity.

       (b) During the term of this Agreement, if Company gives notice to Manufacturer of termination for a breach, or gives notice of default for one or more breaches on more than two (2) occasions, upon the third such notice Manufacturer shall no longer have the right to remedy the breach and termination shall be effective upon the effective time of such notice.

       (c) If Manufacturer is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Manufacturer, or if Manufacturer makes any assignment for the benefit of its creditors, or if Manufacturer commits any act of bankruptcy or takes the benefit of any insolvency law, or if Manufacturer defaults on any obligation of not less than $250,000 which is secured by a security interest in whole or in part secured by the Products which is not cured within sixty (60) days, or if a receiver is appointed for Manufacturer or substantially all of its assets or business, then this Agreement shall automatically terminate as of the earliest date on which any of the above events occurred without prejudice to any other rights which Company may have.

       (d) In the event this Agreement expires or is terminated in accordance with this PARAGRAPH 17, then (i) Manufacturer shall promptly cease all Filling Services, and shall transfer back to Company all works in progress and transferred goods, (ii) each of the Company and Manufacturer shall promptly return all Confidential Information received from the other Party in connection with this Agreement, without retaining a copy thereof, (iii) each of the Company and Manufacturer shall honor all credits and make any accrued and unpaid payment to the other party as required pursuant to the terms of this Agreement, and (iv) each party shall continue to be subject to and responsible for its accrued but unperformed obligations and any liabilities in respect of its prior breach hereof.

       18. LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THE OTHER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

       19. CUMULATIVE RIGHTS. The rights and remedies granted in this Agreement are cumulative and not exclusive, and are in additional to any and all other rights and remedies granted and permitted under and pursuant to law.

       20. NO WAIVER. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

       21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

       22. ASSIGNMENT. This Agreement may not be assigned by Manufacturer, and any attempted assignment hereof shall be void and of no effect.

       23. PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

       24. GOVERNING LAW; CONSENT TO SERVICE OF PROCESS. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the state of New York without regard to the principles of conflicts of laws. Each party hereto hereby irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts sitting within the state of New York with regard to any and all actions or proceedings arising out of, or relating to, this Agreement, and agrees that service of process may be made in the manner for providing notice, as specified in PARAGRAPH 25(A) hereof.

       25.    NOTICES.

       (a) Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or air mail, or by hand delivery with an acknowledgment copy requested, or by a reputable overnight delivery or courier service; all to be directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by postage prepaid, registered or air mail, five (5) days after it is mailed; if sent by a reputable overnight delivery or courier service, two (2) days after properly forwarded; or by hand delivery, upon receipt.

       (b) The parties hereto agree to send copies of all notices under this Agreement by telecopier to the other party, but such notice by telecopier shall not relieve the sending party of the obligation to forward notice in accordance with the terms of PARAGRAPH 25(A) hereof.

       26. UNENFORCEABILITY; SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

       27. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

       28. NO THIRD PARTY RIGHTS. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

       29. RESOLUTION OF DRAFTING AMBIGUITIES. Manufacturer acknowledges that it was represented by counsel in connection with the preparation, execution and delivery of this Agreement, and that its counsel reviewed this Agreement and that any rule of construction under any applicable law to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.



                   [Balance of page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have executed this instrument the date first above written.

                                             FRAGRANCE IMPRESSIONS CORPORATION



                                             By:    /S/ B. J. HARID
                                                    ---------------
                                             Name:  B. J. HARID
                                                    -----------
                                             Title: PRESIDENT
                                                    ----------



                                             JEAN PHILIPPE FRAGRANCES, LLC


                                             By:    /S/ RUSSELL GREENBERG
                                                    ---------------------
                                             Name:  RUSSELL GREENBERG
                                                    -----------------
                                             Title: EXECUTIVE VICE PRESIDENT
                                                    ------------------------

                                                                     SCHEDULE 1A


                                    PRODUCTS

Major Brand Headings:

Royal, Royal Crown, Regal, Euro Collection, Preimere, Club Exclusif all in Eau de Toilette or Cologne and Apple

Product Types:

1. Aerosol fragrances (Eau de Toilette or Cologne)

2. Body Sprays

3. Deodorant Sticks

4. Eye and Lip Pencils

                                                                     SCHEDULE 1B

                                FILLING SERVICES


o Produce and blend liquid essence or "juice" for fragrance Products with alcohol according to Company formulas

o  Fill juice into containers (glass or metal can)

o  Crimp valves onto containers

o  Produce caps and collars through injection molding process

o  Introduce propellant to containers and apply actuator

o Glass containers to be decorated through screening process or by applying labels as appropriate; container to be painted where specified.


o  Filled  containers to be packaged:  apply plastic cap and collar;  insert one
   (1) filled container (glass) into individual folding carton, shrink wrap by 12, place specified quantity into master corrugated shipper, put onto a pallet and shrink wrap pallet.


o Manufacturing of Apple Pencils (Company is not to supply any raw materials or components for this line)

Schedule 2A
                                                       Cost of Filling Services

                                           Premier  New Euro   Club Ex     Regal   New Euro   Premier    Premier   Premier
                       Royal    Crown II     EDT       EDT       EDT        EDT       BS      3.3oz BS  4.5oz BS     Deo     Pencils
Butane
Batching
Labor                                                              *
Overhead
                      --------------------------------------------------------------------------------------------------------------

Total
                      ==============================================================================================================

Cap Molding
Collar Molding

Pad Printing
Lacquering


SURCHAGE:                         During the first year of the Term, Company will pay a surcharge of __*___ per bottle for filling Royal, Crown II, New Euro, Club Exclusive and Regal fragrances only.
                                  This surcharge does not apply to Body Sprays nor Deodorants.

ADDITIONAL NOTE:                  If application of labels is requested in lue of pad printing, the labor cost of applying the lable is allready incuded in the labor rates above.




Market Filling
    Prices

Inflation:                        These Market Filling Prices are subject to increase for inflation on raw materials such as butane, alcohol and wood.

---------
*Excised.